Exhibit 10.2
FIRST AMENDMENT
TO
THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This First Amendment (the “First Amendment”) to the Amended and Restated Employment Agreement is made and entered into as of December 4, 2008, by and between Sterling Financial Corporation, a Washington corporation (“Sterling”), and                      (the “Executive”). This First Amendment shall be effective upon the closing of the investment by the United States Department of the Treasury (the “Treasury”) in Sterling pursuant to the Capital Purchase Program provided under the Troubled Asset Relief Program (“TARP”) as promulgated by the Treasury under the authority of the Emergency Economic Stabilization Act. Capitalized terms used herein that are not otherwise defined shall have the meaning attributed to such terms in the Amended and Restated Employment Agreement, dated as of                     , by and between Sterling and Executive (the “Employment Agreement”).
WITNESSETH
     WHEREAS, on or about                     , Sterling and Executive entered into the Employment Agreement setting forth the terms and conditions of Executive’s employment with Sterling.
     WHEREAS, Sterling, as a qualifying financial institution, seeks to participate in the TARP Capital Purchase Program.
     WHEREAS, as a condition of participation in the TARP Capital Purchase Program, the Executive must agree to amend and modify the Employment Agreement to conform to the regulations and requirements set forth by the Treasury.
     WHEREAS, Executive acknowledges and agrees that Sterling’s participation in the TARP Capital Purchase Program will benefit Executive’s employment with Sterling.
     NOW, THEREFORE, in consideration for the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sterling and Executive hereby agree that the Employment Agreement is amended and modified as follows:
     1. Compliance with TARP.
     The Employment Agreement is hereby amended to add the following new Section ___:
     ___. Compliance with TARP. Notwithstanding anything to the contrary contained in this Agreement and as a condition to the closing of the investment by the United States Department of the Treasury (the “Treasury”) in Sterling and to the extent necessary to be in compliance with the Capital Purchase Program provided under the Troubled Asset Relief

Program (“TARP”) following the closing of the sale of preferred stock by Sterling to the Treasury and for so long as the Treasury holds any equity or debt securities of Sterling (such period, the “TARP Period”), Sterling and Executive agree to be bound by the executive compensation and corporate governance requirements of Section 111 of the Emergency Economic Stabilization Act (“EESA”) and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection. Specifically, and without limiting the foregoing, Executive and Sterling hereby agree that, during the TARP Period:
          (A) If Executive becomes entitled to the payments and equity acceleration described in Section ___, as applicable (collectively, the “Severance Payments”), and if any of the Severance Payments constitute a “parachute payment” under Section 280G, Executive shall receive a sum equal to 2.99 times Executive’s “base amount,” within the meaning of §280G(b)(3) of the Code, as the sole benefit payable under Section ___, as applicable. Any reduction in payments pursuant to this paragraph shall be taken first from cash payments to the Executive and second from equity awards before other benefits are reduced.
          (B) Sterling shall be entitled to the return of, and Executive agrees to return, any bonus or incentive compensation paid to the Executive that is based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate.
          (C) None of the incentives under this Agreement provide the Executive with any incentives to take unnecessary and excessive risks that threaten the value of Sterling.
     2. No Implied Modification. Except as specifically provided in this First Amendment, the terms of the Employment Agreement shall not be considered as modified, released, altered or affected, and shall remain in full force and effect unless specifically canceled or amended by an instrument in writing signed by Sterling and Executive.
     3. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     This First Amendment has been executed and delivered by Sterling and Executive as of the date first set forth above.

STERLING FINANCIAL CORPORATION
BY:
ROBERT B. LARRABEE

ATTEST: STERLING FINANCIAL CORPORATION
BY:

, Executive

[SIGNATURE PAGE TO FIRST AMENDMENT TO THE
AMENDED AND RESTATED EMPLOYMENT AGREEMENT]

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